UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 15, 2013

U.S. Rare Earth Minerals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-154912	26-2797630
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6430 Medical Center St., Suite 230, Las Vegas, Nevada	89148
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 888-820-2270

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Please refer to information supplied in Item 2.01 below in this Form 8K.

Item 2.01 Completion of Acquisition or Disposition of Assets

On February 9, 2012 the Board of Directors of U.S. Rare Earth Minerals, Inc., (“Company’) decided that it was it was advantageous to the shareholders of the Company to “spin-off” Bio Multimin, Inc. (“Bio”), a wholly owned subsidiary of the Company.  Due to the holidays, change of transfer agents and key personnel illnesses, the previously intended record date of January 1, 2013 could not be attained.  Therefore, on January 2, 2013 the Board of Directors canceled that date and determined to distribute the shares of stock in Bio to the existing shareholders of the Company as of the record date of January 22, 2013.  The Board of Directors of the Company approved the distribution of 1 share of Bio for every 5 shares of common stock owned by the shareholders of Company on said record date.

In order to facilitate the spin-off of the shares of Bio, the articles of incorporation of Bio were amended so that the total authorized shares in Bio were the same as those of Company, which is 300,000,000 of common stock at $.01 par value and 50,000,000 of preferred stock authorized at $.01 par value.  At the time of the spin-off the new officers and directors of Bio, who are listed below, will be issued 60,000,000 shares of common stock of Bio in consideration of the acceptance of each of them to serve as officers and directors of Bio.  Upon the issuance of the 60,000,000 shares of common stock to the officers and directors of Bio, the shareholders of Company will own 31.36% of the outstanding and issued shares of Bio and the new officers and directors, as a group, will own 68.64% of the 87,424,545 outstanding shares of Bio.

After the spin-off is completed, Bio intends to file a Form S-1 with the Securities and Exchange Commission to register all shares so issued to all shareholders and to assist it in raising additional capital for the operations of Bio.  Bio intends, at this time, to be a full reporting company pursuant to Sections 13 or 15(d) of the Securities Act of 1934.

The current business of Bio is to sell and market mineral supplements made from EXCELERITE® for human consumption.  The new business plan of Bio, which shall be implemented by the new officers and directors, is to also develop and market products for animal consumption and to distribute EXCELERITE® or agricultural use, which is the primary product of Company, to new customers not already purchasing EXCELERITE® from Company thereby expanding the use of EXCELERITE® to new users not already customers of Company.  Bio intends to launch a new line of livestock mineral supplements and produce and sell its newly developed EXCELERITE® salt lick for horses and cattle.

Officers and Directors of Bio are as follows; Mike Herod, President and Chairman, of Reno, NV; Gabe Herod, Vice President and Director, of Reno, NV; and, Bill Holshevnikoff, Secretary/Treasurer and Director, of Sonoma, CA.  Both Mike Herod and Gabe Herod, who are father and son, bring extensive backgrounds to Bio Multimin in farm, livestock and domestic animal management and feed sales.  Bill Holshevnikoff is an award-winning filmmaker and cinematographer with a 30-year global career in television and marketing and advertising. This new team will be developing new EXCELERITE® products, creating and developing new branding and marketing strategies for Bio in the U.S. and abroad. Dennis Cullison, President of USMN will also serve as a member of the Board of Directors of Bio.

Michael Herod (63) is the Chairman, CEO, President & Director of Bio Multimin, Inc. and has been since his election on October 17, 2012.  Mr. Herod founded Herod Oil Company in 1970.  Herod Oil Company became a successful oil producer owning wells in California.  He sold part of that company to Chevron Oil in 1980 and the rest in 1983 to Texaco.  He founded Herod Livestock in the mid 70s and owned cattle in California, Nevada and Idaho until 1998.  He has operated H & J Feed Company in Reno, Nevada since 2000.  Mr. Herod became the Nevada distributor of EXCELERITE® for U.S. Rare Earth Minerals, Inc. in 2011.

Gabriel (Gabe) Herod (31) is Michael Herod’s son.   He is Vice President & Director of Bio Multimin, Inc. and has been since his election on October 17, 2012.  Mr. Herod earned his Bachelor of Science degree in Economics and Business Management at the University of Nevada Reno.  He has worked with his father at H & J Feed Company since its inception.  He has developed major accounts for H & J; one being is the Oakland Zoo in California.  Gabe also works as a consultant to troubled small businesses in the Reno area helping them return to profitability.  He is a strong proponent of EXCELERITE® for animals.

William (Bill) Holshevnikoff (53) is CFO, Secretary/Treasurer & Director of Bio Multimin, Inc.  He was also elected on October 17, 2012.  Mr. Holshevnikoff graduated with a BA degree in Films and Communication, at San Diego State University.  He has served as President of The Power of Lighting, Inc. of Sonoma, California, since 1985.  He acts as Director of Photography, Lighting Consultant and Educator for broadcast, corporate and documentary programming clients.  His clients include: YNR Marketing (PBS Nature, Four Seasons, Ritz Carlton, Marriott Resorts), Far West Films (National Geographic), ESPN, and Sony.  The Power of Lighting, Inc. operates a website at www.poweroflighting.com.  Mr. Holshevnikoff now devotes full time to marketing, advertising, PR and the overall business development of Bio Multimin. Inc.

In order to ensure that Bio will have a long term source of supply of EXCELERITE® to implement Bio’s business plan, the Company and Bio have entered into a Supply Agreement effective as of the completion of the spin-off for an initial term of 5 years and which renews automatically for additional 5 year extensions unless terminated because Bio breached said agreement.  The Supply Agreement requires Bio to purchase from Company no less than monthly during the term of the agreement and any extensions a minimum of 100 tons of EXCELERITE®.  If Bio fails to purchase the minimum amount of 100 tons per month for two consecutive months, Company will have the right to cancel the Supply Agreement.

Bio has agreed that in connection with the purchase of the EXCELERITE® ®  it will use it for the sale of agricultural purposes to customers not currently customers of Company as a distributor of same and also for the manufacture and sale of products made from EXCELERITE® for animal consumption.  The terms of sale require Bio to prepay Company for all orders.  The purchase price for EXCELERITE® varies depending on the use for the EXCELERITE®.  New management of Bio and the Company have determined that the prices for EXCELERITE® are mutually beneficial to each of them.  Prices will be adjusted yearly based on the increase in the Consumer Price Index and as provided in said agreement. There are cure periods for Bio to cure any breaches of contract or defaults by Bio to said agreement in order to prevent the termination of the Supply Agreement and giving Bio the ability to cure any such breach.

Bio’s corporate offices will be located in Reno, Nevada, where it will conduct its day-to- day business activities.  Bio anticipates, as soon as is practicable after completion of the spin-off, to reopen its website to showcase and sell its products and to communicate with its shareholders.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. RARE EARTH MINERALS, INC.

By:	/s/ Dennis Cullison
Name:	Dennis Cullison
Title:	President and Director

Dated:	January 15, 2013